                                                                Exhibit 23(h)(2)
                                                                ----------------

                     LM Institutional Fund Advisors I, Inc.
                                100 Light Street
                              Baltimore, MD 21202

                                           July 28, 2000

State Street Bank and Trust Company
1776 Heritage Drive, JAB/4SW
North Quincy, Massachusetts 02171
Attention: Edward M. Buccigross

     Re: The Notice of Creation of New Series of LM Institutional Fund Advisors I, Inc. (the "Corporation")
          -------------------------------------------------------------

     In accordance with Article 8 of the Transfer Agency and Service Agreement (the "Agreement") between the Corporation and State Street Bank and Trust Company ("State Street") dated as of December 10, 1990, the Corporation hereby notifies State Street that it intends to establish one additional series of the Corporation, to be known as the Western Asset Inflation Indexed Bond Portfolio (the "New Portfolio"). The Corporation desires to have State Street render services with respect to the New Portfolio as Transfer Agent under the Agreement. Attached as Annex I is a complete list as of the date hereof of those Portfolios for which State Street will render services as Transfer Agent under the Agreement.

     Please indicate your agreement to provide such services by having an authorized officer sign the enclosed receipt copy of this notice and return it in the enclosed self-addressed stamped envelope. If you have any questions or comments, please call Jason Brown, Esq. at (617) 951-7942.

Accepted:

STATE STREET BANK AND                  LM INSTITUTIONAL FUND
TRUST COMPANY                          ADVISORS I, INC.

By:                                    By:
    ---------------------------------      --------------------------------
Title:                                 Title:

Annex I


Western Asset Government Money Market Portfolio
Western Asset Money Market Portfolio
Western Asset Intermediate Portfolio
Western Asset Intermediate Plus Portfolio
Western Asset Core Portfolio
Western Asset Core Plus Portfolio
Western Asset Inflation Indexed Bond Portfolio
Western Asset High Yield Portfolio
Western Asset Non-U.S. Fixed Income Portfolio
Western Asset Global Strategic Income Portfolio
Western Asset Enhanced Equity Portfolio